                                                                    Exhibit 10.1

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                          CREDIT AND SECURITY AGREEMENT

                                      among

                             MTC TECHNOLOGIES, INC.,

                                       and

                           MODERN TECHNOLOGIES CORP.,
                                  as Borrowers,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                    as Banks,

                                       and

                               NATIONAL CITY BANK,
                    as Lead Arranger and Administrative Agent

                                   ----------

                                   dated as of
                                January 31, 2003

                                   ----------

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I        DEFINITIONS ..................................................1
 Section 1.1     Definitions ..................................................1
 Section 1.2     Accounting Terms ............................................19
 Section 1.3     Terms Generally .............................................19

ARTICLE II       AMOUNT AND TERMS OF CREDIT ..................................20
 Section 2.1     Amount and Nature of Credit .................................20
 Section 2.2     Revolving Loans .............................................20
 Section 2.3     [Reserved] ..................................................20
 Section 2.4     Swing Loans .................................................21
 Section 2.5     Interest ....................................................22
 Section 2.6     Evidence of Indebtedness ....................................23
 Section 2.7     Notice of Credit Event; Funding of Loans ....................23
 Section 2.8     Payment on Notes and Other Obligations ......................24
 Section 2.9     Prepayment ..................................................25
 Section 2.10    Commitment and Other Fees ...................................25
 Section 2.11    Modification of Commitment ..................................26
 Section 2.12    Computation of Interest and Fees ............................27
 Section 2.13    Mandatory Payment ...........................................27
 Section 2.14    Liability of Borrowers ......................................27
 Section 2.15    Extension of Commitment .....................................28

ARTICLE III      ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS; INCREASED
                    CAPITAL; TAXES ...........................................29
 Section 3.1     Requirements of Law .........................................29
 Section 3.2     Taxes .......................................................30
 Section 3.3     Funding Losses ..............................................31
 Section 3.4     LIBOR Rate Lending Unlawful; Inability to Determine Rate ....32

ARTICLE IV       CONDITIONS PRECEDENT ........................................32
 Section 4.1     Conditions to Each Credit Event .............................32
 Section 4.2     Conditions to the First Credit Event ........................33

ARTICLE V        COVENANTS ...................................................35
 Section 5.1     Insurance ...................................................35
 Section 5.2     Money Obligations ...........................................35
 Section 5.3     Financial Statements and Information ........................35
 Section 5.4     Financial Records ...........................................36
 Section 5.5     Franchises; Change in Business ..............................37
 Section 5.6     ERISA Compliance ............................................37
 Section 5.7     Financial Covenants .........................................37
 Section 5.8     Borrowing ...................................................38
 Section 5.9     Liens .......................................................39
 Section 5.10    Regulations U and X .........................................39

                                        i

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 Section 5.11    Investments and Loans .......................................39
 Section 5.12    Merger and Sale of Assets ...................................40
 Section 5.13    Acquisitions ................................................40
 Section 5.14    Notice ......................................................41
 Section 5.15    Environmental Compliance ....................................41
 Section 5.16    Affiliate Transactions ......................................42
 Section 5.17    Use of Proceeds .............................................42
 Section 5.18    Corporate Names and Location of Collateral ..................42
 Section 5.19    Restricted Payments .........................................42
 Section 5.20    Subsidiaries Guaranties; Pledge of Stock ....................42
 Section 5.21    Property Acquired Subsequent to the Closing Date
                    and Right to Take Additional Collateral ..................43
 Section 5.22    Collateral ..................................................45
 Section 5.23    Restrictive Agreements ......................................46
 Section 5.24    Other Covenants .............................................46
 Section 5.25    Amendment of Organizational Documents .......................46
 Section 5.26    Interest Rate Protection ....................................47
 Section 5.27    Federal Assignment of Claims Act ............................47
 Section 5.28    Department of Defense Account ...............................47

ARTICLE VI       SECURITY ....................................................47
 Section 6.1     Security Interest in Collateral .............................47
 Section 6.2     Collections and Receipt of Proceeds by Borrowers ............47
 Section 6.3     Collections and Receipt of Proceeds by Agent ................48
 Section 6.4     Use of Inventory and Equipment ..............................49

ARTICLE VII      REPRESENTATIONS AND WARRANTIES ..............................49
 Section 7.1     Corporate Existence; Subsidiaries; Foreign Qualification ....49
 Section 7.2     Corporate Authority .........................................49
 Section 7.3     Compliance with Laws ........................................50
 Section 7.4     Litigation and Administrative Proceedings ...................50
 Section 7.5     Title to Assets .............................................50
 Section 7.6     Liens and Security Interests ................................50
 Section 7.7     Tax Returns .................................................50
 Section 7.8     Environmental Laws ..........................................51
 Section 7.9     Location ....................................................51
 Section 7.10    Continued Business ..........................................51
 Section 7.11    Employee Benefits Plans .....................................51
 Section 7.12    Consents or Approvals .......................................52
 Section 7.13    Solvency ....................................................52
 Section 7.14    Financial Statements ........................................52
 Section 7.15    Regulations .................................................52
 Section 7.16    Intellectual Property .......................................53
 Section 7.17    Insurance ...................................................53
 Section 7.18    Accurate and Complete Statements ............................53

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 Section 7.19    Defaults ....................................................53

ARTICLE VIII     EVENTS OF DEFAULT ...........................................53
 Section 8.1     Payments ....................................................53
 Section 8.2     Special Covenants ...........................................53
 Section 8.3     Other Covenants .............................................53
 Section 8.4     Representations and Warranties ..............................53
 Section 8.5     Cross Default ...............................................54
 Section 8.6     ERISA Default ...............................................54
 Section 8.7     Change in Control ...........................................54
 Section 8.8     Money Judgment ..............................................54
 Section 8.9     Material Adverse Effect .....................................54
 Section 8.10    Validity of Loan Documents ..................................54
 Section 8.11    Solvency ....................................................54

ARTICLE IX       REMEDIES UPON DEFAULT .......................................55
 Section 9.1     Optional Defaults ...........................................55
 Section 9.2     Automatic Default ...........................................55
 Section 9.3     [Reserved] ..................................................55
 Section 9.4     Offsets .....................................................56
 Section 9.5     Equalization Provision ......................................56
 Section 9.6     Collateral ..................................................56
 Section 9.7     Other Remedies ..............................................57

ARTICLE X        THE AGENT ...................................................57
 Section 10.1    Appointment and Authorization ...............................57
 Section 10.2    Note Holders ................................................58
 Section 10.3    Consultation with Counsel ...................................58
 Section 10.4    Documents ...................................................58
 Section 10.5    Agent and Affiliates ........................................58
 Section 10.6    Knowledge of Default ........................................58
 Section 10.7    Action by Agent .............................................58
 Section 10.8    Default Notices .............................................58
 Section 10.9    Indemnification of Agent ....................................59
 Section 10.10   Successor Agent .............................................59

ARTICLE XI       MISCELLANEOUS ...............................................59
 Section 11.1    Banks' Independent Investigation ............................59
 Section 11.2    No Waiver; Cumulative Remedies ..............................60
 Section 11.3    Amendments, Consents ........................................60
 Section 11.4    Notices .....................................................60
 Section 11.5    Costs, Expenses and Taxes ...................................60
 Section 11.6    Indemnification .............................................61
 Section 11.7    Obligations Several; No Fiduciary Obligations ...............61
 Section 11.8    Execution in Counterparts ...................................61
 Section 11.9    Binding Effect; Borrowers' Assignment .......................61

                                       iii

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 Section 11.10   Bank Assignments ............................................62
 Section 11.11   Sale of Participations ......................................63
 Section 11.12   Severability of Provisions; Captions; Attachments ...........64
 Section 11.13   Entire Agreement ............................................65
 Section 11.14   Legal Representation of Parties .............................65
 Section 11.15   Governing Law; Submission to Jurisdiction ...................65
 Section 11.16   Jury Trial Waiver ...........................................66

SCHEDULES AND EXHIBITS
 Schedule I - Banking Institution, Commitment Percentage, Revolving Credit
                 Commitment Amount and Maximum Amount
 Schedule 2 - Guarantors of Payment
 Schedule 5.8 - Indebtedness
 Schedule 5.9 - Liens
 Schedule 7.1 - Subsidiaries
 Schedule 7.9 - Locations
 Schedule 7.11 - ERISA Plans
 Schedule 7.17 - Insurance
 Exhibit A - Revolving Credit Note
 Exhibit B - Swing Line Note
 Exhibit C - Notice of Loan
 Exhibit D - Compliance Certificate
 Exhibit E - Form of Assignment and Assumption Agreement
    Annex 1 - Standard Terms and Conditions for Assignment and Assumption Exhibit F - Request for Extension

     This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 31st day of January, 2003, among:

     (a) MTC TECHNOLOGIES, INC., a Delaware corporation ("MTCT");

     (b) and MODERN TECHNOLOGIES CORP., an Ohio corporation, (together with MTCT, collectively, "Borrowers" and, individually, each a "Borrower");

     (c) the financial institutions listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to Section 11.10 hereof (collectively, the "Banks" and, individually, each a "Bank"); and

     (d) NATIONAL CITY BANK, as lead arranger and administrative agent for the Banks under this Agreement ("Agent").

                                   WITNESSETH:

     WHEREAS, Borrowers, Agent and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Account" shall mean (a) all accounts, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b)(i) any right to payment now or hereafter owing to a Company (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by such Company, by reason of any services formerly, now or hereafter rendered by or on behalf of such Company or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise, (ii) the security, if any, for such right to payment,
(iii) such Company's right, title and interest (including, without limitation, all of such Company's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, that is the subject of such right to payment, and (iv) all books and records pertaining to such right to payment; and (c) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

     "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

     "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

     "Additional Bank" shall mean a financial institution that shall become a Bank hereunder during the Commitment Increase Period pursuant to Section 2.11(b) hereof.

     "Additional Bank Assumption Agreement" shall mean an additional bank assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Bank shall become a Bank hereunder.

     "Additional Bank Assumption Effective Date" shall have the meaning given such term in Section 2.11(b) hereof.

     "Additional Commitment" shall have the meaning given to such term in
Section 2.11(b) hereof.

     "Administrative Borrower" shall mean MTCT.

     "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

     "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" shall not include any Person controlled by Rajesh K. Soin that is not a Company.

     "Agent Fee Letter" shall mean the Agent Fee Letter between Borrowers and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Applicable Commitment Fee Rate" shall mean:

     (a) for the period from the Closing Date through March 31, 2003, twenty-five (25) basis points; and

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     (b) commencing with the Consolidated financial statements of MTCT for the fiscal quarter ending December 31, 2002, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on April 1, 2003 and thereafter:

            Leverage Ratio                        Applicable Commitment Fee Rate
---------------------------------------           ------------------------------
Greater than or equal to 2.00 to 1.00                   50.00 basis points
Less than 2.00 to 1.00 but greater than
   or equal to 1.00 to 1.00                             37.50 basis points
Less than 1.00 to 1.00                                  25.00 basis points

After April 1, 2003, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each fiscal quarter following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of MTCT. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

     "Applicable Margin" shall mean:

     (a) for the period from the Closing Date through March 31, 2003, One Hundred Fifty (150.00) basis points for LIBOR Loans and Negative Twenty Five (-25.00) basis points for Base Rate Loans; and

     (b) commencing with the Consolidated financial statements of MTCT for the fiscal quarter ending December 31, 2002, the number of basis points (depending upon whether Loans are LIBOR Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on April 1, 2003 and thereafter:

                                                      Applicable Basis   Applicable Basis
                                                      Points for LIBOR      Points for
                  Leverage Ratio                           Loans         Base Rate Loans
---------------------------------------------------   ----------------   ----------------
Greater than or equal to 2.00 to 1.00                      225.00              25.00
Less than 2.00 to 1.00 but greater than or equal to
   1.50 to 1.000                                           200.00               0.00
Less than 1.50 to 1.00 but greater than or equal to
   1.00 to 1.00                                            175.00               0.00
Less than 1.00 to 1.00                                     150.00             -25.00

After April 1, 2003 changes to the Applicable Margin shall be effective on the first day of each fiscal quarter following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of MTCT. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

     "Assignment Agreement" shall mean an Assignment and Assumption Agreement in the form of the attached Exhibit E.

     "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

     "Base Rate Loan" shall mean a Revolving Loan described in Section 2.2 hereof, on which Borrowers shall pay interest at a rate based on the Derived Base Rate.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which national banks are required or authorized to close, and, if the applicable Business Day shall relate to any LIBOR Loan, a day of the year on which dealings are carried on in the London interbank Eurodollar market.

     "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by any Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

     "Capital Expenditure" means any expenditure that is classified as a capital expenditure under GAAP.

     "Capitalized Lease Obligations" shall mean obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by any Borrower with Agent, without liability by Agent or the Banks to pay interest thereon, from which account Agent, on behalf of the Banks, shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

     "Cash Security" shall mean all cash, instruments, Deposit Accounts and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which any Borrower presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Agent or any Bank.

     "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than fifty-one percent (51%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of any Borrower; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of any Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of such Borrower nor (ii) appointed by directors so nominated.

     "Closing Commitment Amount" shall mean Thirty-Five Million Dollars ($35,000,000).

     "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

     "Closing Fee Letter" shall mean the Closing Fee Letter among Borrowers, Agent and the Banks, dated as of the Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     "Collateral" shall mean all of each Borrower's existing and future (a) personal property; (b) Accounts, instruments, contract rights, chattel paper, documents, Investment Property, letter-of-credit rights, General Intangibles, Inventory and Equipment; (c) funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) Cash Security; and (e) Proceeds, products, profits, and rents of any of (a) through (d) above.

     "Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Loans pursuant to the Revolving Credit Commitments, up to the Total Commitment Amount.

     "Commitment Increase Period" shall mean the period from the Closing Date to the last day of the Commitment Period, or such later date as shall be agreed to in writing by Agent.

     "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage", as listed in Schedule 1 hereto.

     "Commitment Period" shall mean the period from the Closing Date to December 31, 2005 or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

     "Companies" shall mean all Borrowers and all Subsidiaries.

     "Company" shall mean a Borrower or a Subsidiary and any Dormant Subsidiary.

     "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit D.

     "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

     "Consolidated" shall mean the resultant consolidation of the financial statements of MTCT and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 7.14 hereof.

     "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of MTCT, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of MTCT for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated EBIT" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, and (b) Consolidated Income Tax Expense.

     "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus the amount deducted in determining Consolidated EBIT in respect of Consolidated Depreciation and Amortization Charges and Consolidated Stock Option Expense.

     "Consolidated Fixed Charges" shall mean, for any period, with respect to MTCT, on a Consolidated basis and in accordance with GAAP, without duplication, the aggregate of (a) Consolidated Interest Expense, (b) scheduled principal payments on Consolidated Funded Indebtedness due within the current period, (c) lease payments on Consolidated Rental Obligations for such period, and (d) Consolidated Capital Expenditures.

     "Consolidated Funded Indebtedness" shall mean, for any period, Funded Indebtedness of MTCT for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of MTCT (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of MTCT, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, the interest expense of MTCT for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of MTCT for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Worth" shall mean, at any date, the shareholders' equity of MTCT, determined as of such date on a Consolidated basis and in accordance with GAAP.

     "Consolidated Rental Obligations" shall mean, for any period, all Rental Obligations of MTCT (other than Capitalized Lease Obligations), as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Stock Option Expense" shall mean, for any period, all non-cash compensation expense arising from the issuance by MTCT of stock options during such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall mean, at any date, on a Consolidated basis and in accordance to GAAP, the amount equal to (a) Consolidated Net Worth, minus (b) the net book value of goodwill, patents, franchises, trademarks and copyrights of MTCT.

     "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

     "Credit Event" shall mean the making by the Banks of a Loan, the conversion by the Banks of a Base Rate Loan to a LIBOR Loan, the continuation by the Banks of a LIBOR Loan after the end of the applicable Interest Period, or the making by the Swing Line Bank of a Swing Loan.

     "Credit Party" shall mean each Borrower, Subsidiary or Affiliate, including any Guarantor of Payment, that, in each case, is a party to any Loan Document.

     "Debt" shall mean, collectively, (a) all Indebtedness and other obligations incurred by any Borrower or Guarantor of Payment to Agent, the Swing Line Bank or any Bank (or any affiliate thereof) pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment fees, other fees and any prepayment fees payable hereunder; and (d) all Related Expenses.

     "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks in writing.

     "Default Rate" shall mean, (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

     "Department of Defense Account" shall mean demand deposit account no. 685409422 at National City Bank.

     "Deposit Account" shall mean (a) a deposit account, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, (b) any other deposit account, and (c) any demand, time, checking, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization. The term "Deposit Account" shall not include the Department of Defense Account.

     "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

     "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for LIBOR Loans plus the LIBOR Rate.

     "Derived Swing Loan Rate" shall mean a rate per annum equal to (a) Agent's cost of funds as quoted to Administrative Borrower by Agent and agreed to by Administrative Borrower, plus (b) the Applicable Margin (from time to time in effect) for LIBOR Loans.

     "Dollar" or the $ sign shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

     "Dormant Subsidiary" shall mean a Company that (a) is not a Credit Party,
(b) has aggregate assets of less than Fifty Thousand Dollars ($50,000) and aggregate investments by the Companies of less than Fifty Thousand Dollars ($50,000), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than Fifty Thousand Dollars ($50,000).

     "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not a Borrower, a Subsidiary or an Affiliate.

     "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign jurisdiction or by any state or municipality thereof, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "Equipment" shall mean all (a) equipment, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, including, without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings, tools, dies, jigs, and molds; (b) goods that are used or bought for use primarily in any Company's business; (c) goods that are not consumer goods, farm products (as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time), or Inventory; and (d) substitutes or replacements for, and all parts, accessories, additions, attachments or accessions to (a) through (c) above.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

     "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute

Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Bank under said Regulation D.

     "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

     "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VIII hereof.

     "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Bank by the Governmental Authority located in the jurisdiction where Agent or such Bank is organized (other than any such connection arising solely from Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

     "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

     "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer, vice president - controller or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of MTCT.

     "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of MTCT, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA for such period plus lease payments on Consolidated Rental Obligations for such period less the aggregate amounts paid in respect of Consolidated Income Tax Expense, to (b) Consolidated Fixed Charges.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

     "Funded Indebtedness" shall mean all Indebtedness for borrowed money and Capitalized Lease Obligations, including, but not limited to, current, long-term and Subordinated Indebtedness, if any.

     "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrowers.

     "General Intangibles" shall mean all (a) general intangibles, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) choses in action, causes of action, all customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, goodwill, computer software, rights to indemnification and tax refunds; and (c) Proceeds of any of the foregoing, irrespective of the form or kind thereof.

     "Governmental Authority" shall mean any nation or government, any state, province or territory or any city, county or other political subdivision thereof, any governmental agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

     "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

     "Guarantor of Payment" shall mean each of the Companies set forth on
Schedule 2 hereto, that are each executing and delivering a Guaranty of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date, whether pursuant to Section 5.20 hereof or by agreement of the parties hereto.

     "Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

     "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Borrower with any Person in connection with any Indebtedness of such Borrower.

     "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

     "Intellectual Property Collateral Assignment and Security Agreement" shall mean any Intellectual Property Collateral Assignment and Security Agreement, executed and delivered by a Borrower and/or each Guarantor of Payment in favor of Agent, for the benefit of the Banks, from time to time after the Closing Date, granting a security interest in and an assignment of all intellectual property owned by such Borrower or Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

     "Interest Adjustment Date" shall mean the last day of each Interest Period.

     "Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of MTCT, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

     "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Administrative Borrower pursuant to the provisions hereof, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Administrative Borrower pursuant to the provisions hereof. The duration of each Interest Period for LIBOR Loan shall be one month, two months, three months or six months, in each case as Administrative Borrower may select upon notice, as set forth in Section 2.7 hereof; provided that, if Administrative Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Loan, Borrowers shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period.

     "Interest Rate Protection" shall mean, with respect to Indebtedness of Borrowers, that either (a) Borrowers shall have obtained a fixed rate of interest on such Indebtedness, or (b) Borrowers shall have entered into a Hedge Agreement or Hedge Agreements; either of which shall be upon such terms and conditions as shall be satisfactory to Agent.

     "Inventory" shall mean all (a) inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) goods that are raw materials; (c) goods that are work-in-process; (d) goods that are materials used or consumed in the ordinary course of any Company's business; (e) goods that are, in the ordinary course of any Company's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) substitutes and replacements for, and parts, accessories, additions, attachments or accessions to (a) through (e) above.

     "Investment Property" shall mean all investment property, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time, unless the U.C.C. as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

     "Landlord's Agreement" shall mean a landlord's waiver or mortgagee's waiver, each in form and substance satisfactory to Agent, delivered by a Company in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

     "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of MTCT) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of MTCT).

     "LIBOR Loan" shall mean a Loan described in Section 2.2 hereof on which Borrowers shall pay interest at a rate based upon the Derived LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to an LIBOR Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent demonstrable error) as of approximately 11:00 A.M. (London time) three Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in Eurodollars in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the LIBOR Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Eurodollars for the relevant Interest Period and in the amount of the LIBOR Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), three Business Days prior to the beginning of the relevant Interest Period pertaining to such LIBOR Loan hereunder; by (b) 1.00 minus the Eurocurrency Reserve Percentage.

     "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

     "Loan" shall mean a Revolving Loan or Swing Loan granted to Borrowers by the Banks in accordance with Section 2.2 or 2.4 hereof.

     "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, each Security Document, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any Company, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Banks hereunder or thereunder.

     "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the aggregate amount of Five Hundred Thousand Dollars ($500,000).

     "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as set forth on
Schedule 1 hereto, subject to decreases determined pursuant to Section 2.11(a) hereof, increases pursuant to Section 2.11(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided, however, that the Maximum Amount for the Swing Line Bank shall exclude the Swing Line Commitment.

     "Maximum Commitment Amount" shall mean Fifty Million Dollars ($50,000,000), or such other amount as shall be determined pursuant to Section 2.11 hereof.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

     "Mortgage" shall mean an Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (or comparable document), relating to Real Property acquired by a Borrower or Guarantor after the Closing Date, executed and delivered by such Borrower or Guarantor of Payment from time to time, to further secure each Borrower's obligations under the Notes, as the same may from time to time be amended, restated or otherwise modified.

     "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

     "Note" shall mean each Revolving Credit Note or the Swing Line Note, or any other note delivered pursuant to this Agreement.

     "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit C.

     "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any ,amendments to any of the foregoing.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

     "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Pledge Agreement" shall mean the Pledge Agreements executed and delivered to Agent, for the benefit of the Banks, by each Borrower or Guarantor of Payment (that directly owns an equity interest in a Borrower or Subsidiary), dated as of the Closing Date, and any other Pledge Agreement executed by any other Person, on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

     "Pledged Securities" shall mean the shares of capital stock or other equity interest of a Subsidiary of MTCT, whether now owned or hereafter acquired or created, and all proceeds thereof.

     "Prepayment Event" shall mean (a) the receipt by any Company of the proceeds of any Indebtedness after the Closing Date from any Person other than pursuant to this Agreement; (b) the issuance of equity by any Company; (c) the disposition of any assets by any Company outside of the ordinary course of business, provided that (i) the aggregate value of such assets shall exceed $250,000 and (ii) the proceeds of such disposition shall not have been used by the Companies for the purchase of other assets within one hundred eighty (180) days of receipt of such proceeds; or (d) the receipt by any Company of any sums in payment of insurance losses, returns or unearned premiums under any policy of insurance, litigation awards or any other material recovery event, provided that the proceeds of such event shall not have been used by the Companies for the purchase of other assets within one hundred eighty (180) days of receipt of such proceeds.

     "Prepayment Proceeds" shall mean (a) with respect to a Prepayment Event described in subparts (a), (c) and (d) of the definition of Prepayment Event, then all of the proceeds of such Prepayment Event minus taxes, fees and expenses actually paid in connection with such Prepayment Event; or (b) with respect to a Prepayment Event described in subpart (b) of the definition of Prepayment Event, an amount equal to eighty percent (80%) of the net proceeds of such Prepayment Event.

     "Prime Rate" shall mean the fluctuating rate of interest which is publicly announced from time to time by Agent at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Agent on fluctuating rate loans.

     "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Banks to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Bank to a Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

     "Real Property" shall mean real estate acquired by any Company after the Closing Date together with all improvements and buildings thereon and all appurtenances, easements or other rights thereto belonging, and being defined collectively as the "Property" in the Mortgage with respect thereto.

     "Regularly Scheduled Payment Date" shall mean the last business day of each March, June, September and December of each year.

     "Related Expenses" shall mean, without duplication, any and all costs and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by Agent, or imposed upon Agent or any Bank, in any attempt by Agent
(a) to obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (b) to obtain payment, performance or observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments or audits of any Company or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

     "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

     "Rental Obligations" shall mean, with respect to any Person during any period, the aggregate amount of all rental obligations for which such Person is directly or indirectly liable (as lessee or as guarantor or as other surety) under all operating leases in effect or to be in effect at any time during such period, including all amounts for which any Person was so liable during such period accrued prior to the date such Person became a Subsidiary or was merged into or consolidated with any Company.

     "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

     "Request for Extension" shall mean a notice substantially in the form of the attached Exhibit F.

     "Required Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there shall be any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount outstanding under the Notes (other than the Swing Line Note).

     "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

     "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any shareholder of a Company or Affiliate.

     "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Bank to make Revolving Loans and participate in Swing Loans, up to the Maximum Amount for such Bank, and (b) the Swing Line Bank to make Swing Loans pursuant to the Swing Line Commitment.

     "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, and (b) the Swing Line Exposure.

     "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.6(a) hereof.

     "Revolving Loan" shall mean a Loan granted to Borrowers by the Banks in accordance with Section 2.2 hereof.

     "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

     "Secured Debt" shall mean, collectively, (a) the Debt and (b) all obligations and liabilities now existing or hereafter incurred by a Borrower under a Hedge Agreement with any of the Banks in connection with the Debt.

     "Security Agreement" shall mean each Security Agreement, executed and delivered by a Guarantor of Payment in favor of Agent, for the benefit of the Banks, dated as of the Closing

Date, and any other Security Agreement executed on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Security Documents" shall mean each Security Agreement, Pledge Agreement, Intellectual Property Collateral Assignment Agreement, Landlord's Agreement, Mortgage, U.C.C. financing statement, or similar filing as to a jurisdiction located outside of the United States of America, filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company to Agent, for the benefit of the Banks, as security for the Debt, or any part thereof, and each other agreement executed in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

     "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

     "Subsidiary" of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company, (b) a partnership or limited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership or limited liability company, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

     "Subsidiary Borrower" shall mean a Borrower other than MTCT.

     "Swing Line" shall mean the credit facility established by the Swing Line Bank for Borrowers in accordance with Section 2.4 hereof.

     "Swing Line Bank" shall mean National City Bank, as holder of the Swing Line Commitment.

     "Swing Line Commitment" shall mean the commitment of the Swing Line Bank to make Swing Loans to Borrowers up to the aggregate amount at any time outstanding of Three Million Five Hundred Thousand Dollars ($3,500,000).

     "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

     "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.6(b) hereof.

     "Swing Loan" shall mean a Loan granted to Borrowers by the Swing Line Bank under the Swing Line.

     "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties or similar liabilities with respect thereto) other than Excluded Taxes.

     "Total Commitment Amount" shall mean Thirty-Five Million Dollars ($35,000,000), as such amount may be increased up to the Maximum Commitment Amount pursuant to Section 2.11(b) hereof, or decreased pursuant to Section 2.11
(a) hereof.

     "U.C.C." shall mean the Uniform Commercial Code, as in effect from time to time in Ohio.

     "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(1).

     "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary Voting Power to elect a majority of the board of directors, or other Persons performing similar functions, are at the time directly or indirectly owned by such Person.

     Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

     Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in Chapter 1309 of the Ohio Revised Code, as in effect from time to time, are used herein as so defined.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

     Section 2.1. Amount and Nature of Credit.

     (a) Subject to the terms and conditions of this Agreement, each Bank, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrowers and participate in Swing Loans made by the Swing Line Bank to Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the Revolving Credit Exposure be in excess of the Total Commitment Amount.

     (b) Each Bank, for itself and not one for any other, agrees to make Loans and participate in Swing Loans, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrowers, (i) the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank, when combined with such Bank's pro rata share, if any, of the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Bank, and (ii) such aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Swing Line Note) together with such Bank's interest in the Swing Line Exposure that shall be such Bank's Commitment Percentage. Each borrowing (other than Swing Loans) from the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks.

     (c) The Loans shall be made either as Revolving Loans as described in
Section 2.2 hereof or Swing Loans as described in Section 2.4 hereof.

     Section 2.2. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Commitment Amount, when such Revolving Loans are combined with the Swing Line Exposure. Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or LIBOR Loans. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.2 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

     Section 2.3. [RESERVED]

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

     Section 2.4. Swing Loans.

     (a) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Bank shall make a Swing Loan or Swing Loans to Borrowers in such amount or amounts as Borrowers may from time to time request; provided that Borrowers shall not request any Swing Loan hereunder if, after giving effect thereto, (i) the Revolving Credit Exposure would exceed the Total Commitment Amount, or (ii) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Borrowers shall not request that more than two Swing Loans be outstanding at any time.

     (b) Refunding of Swing Loans. If the Swing Line Bank so elects, by giving notice to Borrowers and the Banks, Borrowers agree that the Swing Line Bank shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Upon receipt of such notice by Borrowers and the Banks, Borrowers shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2 and 2.7 hereof (other than the requirement set forth in subsection (d) of Section 2.7 hereof). Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that such Bank's obligation to make a Revolving Loan pursuant to Section 2.2 hereof when required by this subsection (b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Bank, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this subsection (b) to repay in full such Swing Loan.

     (c) Participation in Swing Loans. If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding subsection (b), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Bank hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from the Swing Line Bank, an undivided participation interest in such Swing Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Bank, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participation in Swing Loans pursuant to this subsection (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this subsection (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 hereof with respect to Revolving Loans to be made by such Bank.

     Section 2.5. Interest.

     (a) Revolving Loans.

          (i) Base Rate Loan. Borrowers shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing March 31, 2003, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

          (ii) LIBOR Loans. Borrowers shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Rate. Interest on such LIBOR Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     (b) Swing Loans. Borrowers shall pay interest to Agent, for the sole benefit of the Swing Line Bank (and any Bank that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

     (c) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, upon the election of the Required Banks,
(i) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (ii) in the case of any other amount due from Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that during an Event of Default under Section 8.11 hereof, the applicable Default Rate shall apply without any election or action of the part of Agent or any Bank.

     (d) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

     Section 2.6. Evidence of Indebtedness.

     (a) Revolving Loans. The obligation of Borrowers to repay the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrowers in the form of Exhibit A hereto, payable to the order of such Bank in the principal amount of its Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank.

     (b) Swing Loan. The obligation of Borrowers to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrowers substantially in the form of Exhibit B hereto, and payable to the order of the Swing Line Bank in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by the Swing Line Bank.

     Section 2.7. Notice of Credit Event: Funding of Loans.

     (a) Notice of Credit Event. Administrative Borrower shall provide to Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any LIBOR Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of any Swing Loan.

     (b) Funding of Loans. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time) on the date such notice is received. On the date that the Credit Event set forth in such notice is to occur, each such Bank shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from a Bank, Agent shall have the right, upon prior notice to Administrative Borrower, to debit any account of any Borrower or otherwise receive such amount from Borrowers, on demand, in the event that such Bank shall fail to reimburse Agent in accordance with this subsection (b). Agent shall also have the right to receive interest from such Bank at the Federal Funds Effective Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds. All funds distributed hereunder shall be deposited in the account of Administrative Borrower at the main office of Agent in Cleveland, Ohio.

     (c) Conversion of Loans.

          (i) Revolving Loans. At the request of Administrative Borrower to Agent, subject to the notice and other provisions of this Section 2.7, the Banks shall convert a Base Rate Loan to one or more LIBOR Loans at any time and shall convert a LIBOR Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.

          (ii) Swing Loans. Swing Loans may be converted by the Swing Line Bank to Revolving Loans in accordance with Section 2.4(b) hereof.

     (d) Minimum Amount. Each request for:

          (i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

          (ii) a LIBOR Loan shall be in an amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), increased by increments of One Million Dollars ($1,000,000); and

          (iii) a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000).

     (e) Interest Periods. At no time shall Administrative Borrower request that LIBOR Loans be outstanding for more than six different Interest Periods at any time, and, if a Base Rate Loan is outstanding, then L1BOR Loans shall be limited to five different Interest Periods at any time.

     Section 2.8. Payment on Notes and Other Obligations.

     (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

     (b) Payments in Dollars. With respect to any Loan, or any other payment to Agent and the Banks, all such payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by any Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to Agent at the address of Agent for notices referred to in Section 11.4 hereof for the account of the Banks (or the Swing Line Bank, as appropriate) not later than 11:00 A.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next following Business Day.

     (c) Payments to Banks. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share, if any, of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Payments received by Agent in Dollars shall be delivered to the Banks in Dollars in immediately available funds. Each Bank shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and LIBOR Loans, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under the Notes. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing and unpaid on each Note.

     (d) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     Section 2.9. Prepayment.

     (a) Right to Prepay. Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving Credit Notes then outstanding, as designated by Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Borrowers shall have the right, at any time and from time to time, to prepay, for the benefit of the Swing Line Bank (and any Bank that has purchased a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

     (b) Notice of Prepayment. Administrative Borrower shall give Agent notice of prepayment of any Base Rate Loan or Swing Loan by not later than 11:00 A.M. (Eastern time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

     (c) Minimum Amount. Each prepayment of a LIBOR Loan shall be in the principal amount of not less than Five Hundred Thousand Dollars ($500,000), except in the case of a mandatory prepayment pursuant to Section 2.13 or Article III hereof.

     Section 2.10. Commitment and Other Fees.

     (a) Commitment Fee. Borrowers shall pay to Agent, for the ratable account of the Banks, as a consideration for the Revolving Credit Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii) (A) the average daily Total Commitment Amount in effect during such quarter, minus (B) the average daily outstanding principal amount of all Revolving Loans outstanding during such quarter. The commitment fee shall be payable in arrears, commencing on March 31, 2003 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

     (b) Agent Fee. Borrowers shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

     Section 2.11. Modification of Commitment.

     (a) Optional Reduction of Commitment. Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the Commitment hereunder to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than five Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000). Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrowers reduce in whole the Commitment, on the effective date of such reduction (Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid and provided that no Swing Line Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrowers. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

     (b) Increase in Commitment. At any time during the Commitment Increase Period, Administrative Borrower may request that Agent increase the Total Commitment Amount from the Closing Commitment Amount up to the Maximum Commitment Amount by either (i) increasing, for one or more Banks, with and subject to their prior written consent, their respective Revolving Credit Commitments, or (ii) with and subject to the prior written consent of Agent, including one or more Additional Banks, each with a new Revolving Credit Commitment, as a party to this Agreement (collectively, the "Additional Commitment"). During the Commitment Increase Period, the Banks agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Bank, if any, shall execute an Additional Bank Assumption Agreement, (B) Agent shall provide to each Bank a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Banks, if appropriate, at least three Business Days prior to the effectiveness of such Additional Commitments (each an "Additional Bank Assumption Effective Date"), and (C) Borrowers shall execute and deliver to Agent and the Banks such replacement or additional Revolving Credit Notes as shall be required by Agent. The Banks hereby authorize Agent to execute each Additional Bank Assumption Agreement on behalf of the Banks. On each Additional Bank Assumption Effective Date, the Banks shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Banks such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this subsection (b). Borrowers shall not request any increase in the Total

Commitment Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist. Borrowers shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such increase, as well as such other fees as may be agreed upon between Borrowers and Agent.

     Section 2.12. Computation of Interest and Fees. Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

     Section 2.13. Mandatory Payment.

     (a) If, at any time, the Revolving Credit Exposure shall exceed the Total Commitment Amount as then in effect, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount.

     (b) If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

     (c) If, at any time, a Prepayment Event occurs, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, apply the Prepayment Proceeds to the Revolving Loans. The Revolving Commitments and the Maximum Commitment Amount shall be permanently reduced by the amount of Prepayment Proceeds allocated thereto, respectively, whether or not there shall be any Revolving Credit Exposure thereunder.

     (d) Any prepayment of a LIBOR Loan or Swing Loan pursuant to this Section
2.13 shall be subject to the prepayment penalties set forth in Article III hereof.

     Section 2.14. Liability of Borrowers.

     (a) Joint and Several Liability. Each Borrower hereby authorizes Administrative Borrower to request a Loan hereunder. Each Borrower acknowledges and agrees that Agent and the Banks are entering into this Agreement at the request of each Borrower and with the understanding that each Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Debt. Each Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Loan made hereunder.

     (b) Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints MTCT as the borrowing agent and attorney-in-fact for all Borrowers ("Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that neither Agent nor any Bank shall incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

     (c) Maximum Liability of Each Borrower. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the maximum liability of any Subsidiary Borrower exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Subsidiary Borrower from other affiliates of such Subsidiary Borrower) would not render the rights to payment of Agent and the Banks hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

     (d) Waivers of Each Borrower. In the event that any obligation of any Borrower under this Agreement is deemed to be an agreement by such Borrower to answer for the debt or default of another Credit Party or as a hypothecation of property as security therefore, each Borrower represents and warrants that (i) no representation has been made to it as to the creditworthiness of such other Credit Party, and (ii) it has established adequate means of obtaining from such other Credit Party on a continuing basis, financial or other information pertaining to such other Credit Party's financial condition. Each Borrower expressly waives, except as expressly required under this Agreement, diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Agent and the Banks of any additional security of another Credit Party for the obligations secured hereby, or the alteration or release in any manner of any security of another Credit Party now or hereafter held in connection with the Debt, and consents that Agent, the Banks and any other Credit Party may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration, changes in time for payment of any such obligations or in the terms or conditions of any security held. Agent and the Banks are hereby expressly given the right, at their option, to proceed in the enforcement of any of the Debt independently of any other remedy or security they may at any time hold in connection with such obligations secured and it shall not be necessary for Agent and the Banks to proceed upon or against or exhaust any other security or remedy before proceeding to enforce their rights against such Borrower. Each Borrower further subordinates any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Agent and the Banks by any other Credit Party.

     Section 2.15. Extension of Commitment. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for MTCT's fiscal year ending December 31, 2003), Administrative Borrower may deliver a Request for Extension, requesting that the Banks extend the maturity of the

Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrowers and the Banks. Borrowers shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrowers and Agent.

              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                        LOANS; INCREASED CAPITAL; TAXES.

     Section 3.1. Requirements of Law.

     (a) If, after the Closing Date (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (A) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

          (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate; or

          (C) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrowers shall pay to such Bank, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection (a), it shall promptly notify Administrative Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

     (b) If any Bank shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder, to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), then from time to time, upon submission by such Bank to Administrative Borrower (with a copy to Agent) of a written request therefore (which shall include the method for calculating such amount), Borrowers shall promptly pay or cause to be paid to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) A certificate as to any additional amounts payable pursuant to this
Section 3.1 submitted by any Bank to Administrative Borrower (with a copy to Agent) shall be conclusive absent demonstrable error. In determining any such additional amounts, such Bank may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable. The obligations of Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for ninety (90) days.

     Section 3.2. Taxes.

     (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be withheld from any amounts payable to Agent or any Bank thereunder, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

     (b) In addition, Credit Parties shall pay Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, Borrowers shall send to Agent for its own account or for the account of the relevant Bank, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and the Banks on demand for any incremental taxes, interest or penalties that may become payable by Agent or any Bank as a result of any such failure.

     (d) If any Bank shall be so indemnified by a Credit Party, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Bank shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank shall not have been so entitled, or the amount by which the net income taxes of such Bank shall not have been so reduced, as the case may be.

     (e) Each Bank that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) any estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Bank") shall deliver to Administrative Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Bank shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any from previously delivered by such Non-U.S. Bank. Each Non-U.S. Bank shall promptly notify Administrative Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Administrative Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (e), a Non-U.S. Bank shall not be required to deliver any form pursuant to this subsection (e) that such Non-U.S. Bank is not legally able to deliver.

     (f) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

     Section 3.3. Funding Losses. Borrowers agree to indemnify each Bank, promptly after receipt of a written request therefor, and to hold each Bank harmless from, any loss or expense that such Bank may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of or conversion from LIBOR Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereof or (d) any conversion of LIBOR Loans to a Base Rate Loan pursuant to Section 3.4 hereof on a day that is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Bank) that would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Bank. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Administrative Borrower by any Bank shall be conclusive absent demonstrable error. The obligations of Borrowers pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 3.4. LIBOR Rate Lending Unlawful; Inability to Determine Rate.

     (a) If any Bank shall determine (which determination shall, upon notice thereof to Administrative Borrower and Agent, be conclusive and binding on Borrowers absent demonstrable error) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Bank to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Loan, the obligations of such Bank to make, continue or convert any such LIBOR Loan shall, upon such determination, be suspended until such Bank shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Loans payable to such Bank shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

     (b) If the Required Banks determine that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, Agent will promptly so notify Administrative Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain such LIBOR Loan shall be suspended until Agent (upon the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such LIBOR Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

                        ARTICLE IV. CONDITIONS PRECEDENT

     Section 4.1. Conditions to Each Credit Event. The obligation of the Banks to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

     (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

     (b) Administrative Borrower shall have submitted a Notice of Loan and otherwise complied with Section 2.7 hereof;

     (c) no Default or Event of Default shall then exist or immediately after the Credit Event would exist; and

     (d) each of the representations and warranties contained in Article VII hereof shall be true in all material respects as if made on and as of the date of each Credit Event, except to the extent that any thereof expressly relate to an earlier date.

Each request by Borrowers or Administrative Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

     Section 4.2. Conditions to the First Credit Event. The obligation of the Banks to participate in the first Credit Event is subject to Borrowers satisfying each of the following conditions prior to or concurrently with such Credit Event:

     (a) Notes. Each Borrower shall have executed and delivered to each Bank its Revolving Credit Note and shall have executed and delivered to the Swing Line Bank the Swing Line Note.

     (b) Guaranty of Payment of Debt. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment of Debt.

     (c) Security Agreements. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Banks, a Security Agreement and such other documents or instruments, as may be required by Agent to create or perfect the Liens of Agent, for the benefit of the Banks, in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to Agent and the Banks.

     (d) Pledge Agreement. Each Borrower shall have executed and delivered to Agent, for the benefit of the Banks, a Pledge Agreement, in form and substance satisfactory to Agent and the Banks, with respect to the Pledged Securities, together with delivery of the Pledged Securities referenced therein and appropriate stock powers.

     (e) Financing Statements and Lien Searches. With respect to the property owned or leased by each Borrower and Guarantor of Payment, (i) U.C.C. financing statements satisfactory to Agent and the Banks; (ii) the results of U.C.C. lien searches, satisfactory to Agent and the Banks; and (iii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Banks.

     (f) Insurance Certificate. Borrowers shall have delivered to Agent evidence of insurance on ACORD 27 and ACORD 25-S forms, and otherwise satisfactory to Agent and the Banks, of adequate personal property and liability insurance of each Company, with Agent, on behalf of the Banks, listed as loss payee and additional insured.

     (g) Landlord's Agreements. Borrowers shall have delivered Landlord's Agreements, if applicable, each in form and substance satisfactory to Agent and the Banks, for each location of a Borrower or Guarantor of Payment, where any of the Collateral consisting of tangible personal property is located (which Collateral at any time can reasonably be expected to have an aggregate value in excess of $500,000) unless such location is owned by the Company that owns the Collateral located there.

     (h) Officer's Certificate, Resolutions, Organizational Documents. Each Borrower and Guarantor of Payment shall have delivered to Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Borrower or Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Borrower or Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or Guarantor of Payment, as the case may be, is a party, and (ii) the Organizational Documents of such Borrower or Guarantor of Payment.

     (i) Legal Opinion. Borrowers shall have delivered to Agent an opinion of counsel for each Borrower, in form and substance satisfactory to Agent and the Banks.

     (j) Good Standing and Full Force and Effect Certificates. Borrowers shall have delivered to Agent a good standing certificate, or full force and effect certificate, as the case may be, for each Borrower and Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where such Borrower or Guarantor of Payment is incorporated or formed or qualified as a foreign entity.

     (k) Agent Fee Letter, Closing Fee Letter and Other Fees. Borrowers shall have (i) executed and delivered to Agent, the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to Agent the Closing Fee Letter and paid to Agent, for the benefit of the Banks, the fees stated therein, and (iii) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

     (l) Closing Certificate. Borrowers shall have delivered to Agent and the Banks an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the first Credit Event, and (iii) each of the representations and warranties contained in Article VII hereof are true and correct as of the Closing Date.

     (m) No Material Adverse Effect or Change. Agent shall have determined that
(i) no condition or event has occurred since September 30, 2002 which has had a Material Adverse Effect, and (ii) no material adverse change has occurred in either (A) the syndication market for credit facilities similar in nature to the credit facility contemplated in this Agreement, or (B) the financial, banking or capital markets that would have an adverse effect on the syndication market referenced in subpart (A) hereof.

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

     (n) Miscellaneous. Borrowers shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

                              ARTICLE V. COVENANTS

     Section 5.1. Insurance. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent for payment of all losses thereunder to Agent, for the benefit of the Banks, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required. by Agent, Borrowers shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent and the Banks. Any sums received by Agent, for the benefit of the Banks, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to Borrowers for the purpose of replacing, repairing, or restoring the insured property. Agent is hereby authorized to act as attorney-in-fact for each Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Borrowers shall pay to Agent, upon demand, the cost thereof. Should Borrowers fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten days of Agent's written request, Administrative Borrower shall furnish to Agent such information about any Company's insurance as Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Agent and certified by a Financial Officer of Administrative Borrower.

     Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C.
(S)(S) 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

     Section 5.3. Financial Statements and Information. Borrowers shall furnish to Agent and the Banks:

     (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of MTCT (but in no event more than two business days after the filing by MTCT with the SEC of MTCT's Report on Form 10-Q for such quarter), a balance sheet of the Companies as of the end of such period and a statement of income (loss), stockholders' equity and cash flow for such quarter and fiscal year to date periods, all prepared on a Consolidated basis in accordance with GAAP, and in form and detail satisfactory to Agent and the Banks and certified by a Financial Officer of MTCT;

     (b) within ninety (90) days after the end of each fiscal year of MTCT (but in no event more than two business days after the filing by MTCT with the SEC of MTCT's Report on Form 10-K for such year), an annual audit report of the Companies for that year, which report shall include a balance sheet and statement of income (loss), stockholders' equity and cash-flow for that period, all prepared on a Consolidated basis in accordance with GAAP, and in form and detail satisfactory to Agent and the Banks and certified by the Companies' independent public accountants (which independent public accountants shall be satisfactory to Agent);

     (c) concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate;

     (d) concurrently with the delivery of the financial statements in subsections (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the Companies' independent public accountants in respect of the Companies' systems, operations, financial condition or properties;

     (e) within ninety (90) days after the end of each fiscal year of MTCT, annual proforma projections of the Companies for the then current fiscal year and the next two succeeding fiscal years, to be in form acceptable to Agent;

     (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrowers to their shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrowers (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of any Borrower's securities;

     (g) as soon as available, and in any event, no later than thirty (30) days following the execution thereof, a listing of all contracts in excess of $1,000,000 with any Governmental Authority entered into by any Company; and

     (h) within ten days of the written request of Agent or any Bank, such other information about the financial condition, properties and operations of any Company as Agent or such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent or such Bank and certified by a Financial Officer of the Company or Companies in question.

     Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such

Company) permit Agent, or any representative of Agent, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

     Section 5.5. Franchises; Change in Business.

     (a) Each Company that is not a Dormant Subsidiary shall preserve and maintain at all times its existence, rights and franchises.

     (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

     Section 5.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrowers shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrowers have reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 5.6, "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of MTCT. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrowers shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

     Section 5.7. Financial Covenants.

     (a) Leverage Ratio. Borrowers shall not suffer or permit at any time the Leverage Ratio to exceed 2.50 to 1.00.

     (b) Interest Coverage Ratio. Borrowers shall not suffer or permit at any time the Interest Coverage Ratio to be less than 3.00 to 1.00.

     (c) Fixed Charge Coverage Ratio. Borrowers shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

     (d) Net Worth. Borrowers shall not suffer or permit at any time the Consolidated Net Worth, for the most recently completed fiscal quarter of MTCT, to be less than the current minimum amount required, which current minimum amount required shall be $39,906,650 on the Closing Date through March 30, 2003, with such current minimum amount required to be positively increased by the Increase Amount on March 31, 2003 and by an additional Increase Amount on the last day of each succeeding fiscal quarter of MTCT thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to fifty percent (50%) of positive Consolidated Net Earnings for the fiscal quarter then ended plus an amount equal to one hundred percent (100%) of the proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity.

     (e) Tangible Net Worth. Borrowers shall not suffer or permit at any time the Consolidated Tangible Net Worth, for the most recently completed fiscal quarter of MTCT, to be less than $5,000,000.

     (f) Capital Expenditures. No Borrower will make or commit to make Capital Expenditures exceeding $1,000,000 in any fiscal year of Borrowers.

     Section 5.8. Borrowing. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section 5.8 shall not apply to the following:

     (a) the Loans or any other Indebtedness under this Agreement;

     (b) any loans granted to or capital leases entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or capital leases), which loans and capital leases shall only be secured by the fixed assets being purchased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed One Million Dollars ($1,000,000) at any time outstanding;

     (c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing
Date);

     (d) loans to a Company from a Company so long as each such Company is a Credit Party; and

     (e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes.

     Section 5.9. Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

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

     (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

     (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party;

     (d) any Lien of Agent, for the benefit of the Banks;

     (e) purchase money Liens on fixed assets securing the loans and capitalized leases pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired; and

     (f) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased.

No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

     Section 5.10. Regulations U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

     Section 5.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership,
(d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided that this Section 5.11 shall not apply to the following:

          (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

          (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;

          (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

          (iv) the holding of Subsidiaries listed on Schedule 7.1 hereto;

          (v) loans to a Company from a Company so long as each such Company is a Credit Party; or

          (vi) the holding of any Subsidiary as a result of an Acquisition made pursuant to Section 5.13 hereof so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition.

     Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person, other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

     (a) any Subsidiary (other than a Borrower) may merge with (i) a Borrower (provided that such Borrower shall be the continuing or surviving Person) or
(ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary that shall be a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this subpart (ii), a Borrower or one or more Wholly-Owned Subsidiaries that shall be Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as such Borrower or one or more Wholly-Owned Subsidiaries (that shall be Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger; or

     (b) any Subsidiary (other than a Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to a Credit Party.

     Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Credit Party may effect an Acquisition so long as:

     (a) in the case of a merger, amalgamation or other combination including a Borrower, such Borrower shall be the surviving entity;

     (b) in the case of a merger, amalgamation or other combination including a Credit Party (other than a Borrower), a Credit Party shall be the surviving entity;

     (c) the business to be acquired shall be similar to the lines of business of the Companies;

     (d) the Acquisition is non-hostile;

     (e) the entity which is the target of the Acquisition would contribute positively to Consolidated EBITDA;

     (f) the aggregate Consideration for all Acquisitions made on or after the Closing Date shall not exceed Forty-Five Million Dollars ($45,000,000) and any single Acquisition shall not exceed Twenty Million Dollars ($20,000,000);

     (g) no Default or Event of Default shall exist prior to or after giving effect to such Acquisition;

     (h) Borrowers shall have provided to Agent and the Banks, at least twenty
(20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of a Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition; and

     (i) immediately after the consummation of such Acquisition, the amount equal to (i) the Total Commitment Amount minus (ii) the Revolving Credit Exposure shall be no less than Five Million Dollars ($5,000,000).

     Section 5.14. Notice. Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent and the Banks whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

     Section 5.15. Environmental Compliance. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrowers shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.15, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

     Section 5.16. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Credit Party that is a Company) on terms that shall be less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate.

     Section 5.17. Use of Proceeds. Borrowers' use of the proceeds of the Notes shall be solely for working capital, funding capital expenditures, permitted acquisitions, and other general corporate purposes of the Companies.

     Section 5.18. Corporate Names and Location of Collateral. No Company shall change its corporate name, unless, in each case, such Company shall provide Agent and the Banks with at least thirty (30) days prior written notice thereof. No Company shall use trade names, assumed names or fictitious names without giving Agent and the Banks at least thirty (30) days prior written notice thereof. Borrowers shall also provide Agent with at least thirty (30) days prior written notification of (a) any change in any location where any Company's Inventory or Equipment is maintained and any new locations where any Company's Inventory or Equipment is to be maintained (provided that such Inventory and/or Equipment at any time can reasonably be expected to have an aggregate value in excess of $500,000); (b) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in any Company's chief executive office. In the event of any of the foregoing or as a result of any change of applicable law with respect to the taking of security interests, Borrowers agree that Agent may file new U.C.C. financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent's sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Banks, in the Collateral, based upon such new places of business or names or such change in applicable law, and Borrowers shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts shall be Related Expenses hereunder.

     Section 5.19. Restricted Payments. No Company shall make or commit itself to pay any Restricted Payment at any time.

     Section 5.20. Subsidiaries Guaranties; Pledge of Stock.

     (a) Guaranties. Each Domestic Subsidiary of a Company (that is not Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent, for the benefit of the Banks, a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent, along with any such Security

Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by Agent.

     (b) Pledge of Stock. With respect to the creation or acquisition of a Subsidiary, Borrowers shall deliver to Agent, for the benefit of the Banks, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement executed by the appropriate Credit Party; provided, however, that no Company shall be required to pledge more than sixty-five percent (65%) of the outstanding shares of stock of any Foreign Subsidiary.

     Section 5.21. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.

     (a) Generally. Borrowers shall provide Agent with prompt written notice with respect to real or personal property (other than Accounts or Inventory) with an aggregate cost in excess of $250,000 acquired by any Company subsequent to the Closing Date. In addition to any other right that Agent and the Banks may have pursuant to this Agreement or otherwise, upon written request of Agent, Borrowers shall, and shall cause each Guarantor of Payment to, grant to Agent, for the benefit of the Banks, as additional security for the Debt, a first priority security interest Lien on any real or personal property of each Borrower and each Guarantor of Payment in which Agent does not have a first priority security interest Lien. Borrowers agree that, within thirty (30) days after such written request, Borrowers shall secure all of the Debt by delivering to Agent, for the benefit of the Banks, security agreements, Intellectual Property Collateral Assignment and Security Agreements, pledge agreements, Mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as Agent and the Required Banks may reasonably require. Borrowers shall pay all recordation, legal and other expenses in connection therewith.

     (b) Real Estate Matters. Notwithstanding the generality of the foregoing subsection (a), with respect to each parcel of Real Property acquired by each Borrower or Guarantor of Payment after the Closing Date, such Borrower or Guarantor of Payment shall provide to Agent within 30 days after the written request thereof:

          (i) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Agent, for the benefit of the Banks, by a title company acceptable to Agent and the Banks (the "Title Company"), in an amount equal to the lesser of the Total Commitment Amount or the appraised value of the Real Property insuring the related Mortgage to be a valid, first-priority lien in the Real Property, free and clear of all defects and encumbrances except such matters of record as accepted by Agent and the Banks, in their sole discretion, and shown as Permitted Encumbrances in "Exhibit B" to such Mortgage, with such endorsements and affirmative insurance as Agent and the Banks may require, including without limitation:

               (A) the deletion of all so-called "standard exceptions" from such policy;

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

               (B) a so-called "comprehensive" endorsement in form and substance acceptable to Agent and the Banks;

               (C) affirmative insurance coverage regarding access, compliance with respect to restrictive covenants and any other matters to which Agent and the Banks may have objection or require affirmative insurance coverage; and

               (D) the results of a federal tax lien search in the county wherein the Real Property is located and each Borrower has its principal place of business.

          (ii) a current (certified not more than thirty (30) days prior to the date of the Mortgage granted in favor of Agent with respect to such Real Property) "as-built" survey of the Real Property prepared by a licensed surveyor acceptable to Agent and the Banks, certified to Agent and the Banks and the Title Company pursuant to certificate of survey acceptable to Bank and the Banks. Such survey shall be in form and substance acceptable to Agent and the Banks, in their sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999, and shall show, without limitation:

               (A) the location of the perimeter of the Real Property by courses and distances with all reference points shown or referred to in the aforesaid title policy;

               (B) all easements (including those easements whose existence is disclosed by physical inspection of the Real Property), rights-of-way and the location of all utility lines servicing the improvements on the Real Property;

               (C) the established building lines;

               (D) the full legal description of the real estate (conforming to the legal description set forth in the aforesaid title policy) and a certification as to the acreage and square footage thereof;

               (E) the highway and street right-of-way lines abutting the Real Property and the width thereof; and

               (F) encroachments upon the Real Property and the extent thereof in feet and inches;

          (iii) a copy of the certificate of occupancy for each building located on the Real Property issued by the city in which such Real Property is located;

          (iv) evidence satisfactory to Agent and the Banks of compliance with all building and zoning codes applicable to the Real Property;

          (v) evidence of the availability and adequacy of utilities for the buildings located on the Real Property;

          (vi) evidence to the satisfaction of Agent and the Banks, in their sole discretion, that no portion of the Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; and

          (vii) two fully executed originals of the Mortgage.

     Section 5.22. Collateral. Each Borrower shall:

     (a) at all reasonable times allow Agent or any Bank by or through any of its officers, agents, employees, attorneys, or accountants to, if Agent or any Bank determines that any of the following are necessary or desirable to protect its rights hereunder or in the Collateral: (i) examine, inspect, and make extracts from such Borrower's books and other records, including, without limitation, the tax returns of such Borrower; (ii) arrange for verification of such Borrower's Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect such Borrower's Inventory and Equipment, wherever located;

     (b) promptly furnish to Agent or any Bank upon request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of such Borrower's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent or such Bank may request that it determines are necessary or desirable to protect the Bank's rights hereunder or in the Collateral;

     (c) if requested by Agent, place a footnote in its financial statements indicating the security interest in the Collateral granted to Agent for the benefit of the Banks hereunder;

     (d) immediately notify Agent and the Banks in writing of any information that any Borrower has or may receive with respect to the Collateral that might in any manner materially and adversely affect the value thereof or the rights of Agent or the Banks with respect thereto;

     (e) maintain such Borrower's Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved in all material respects, and promptly inform Agent of any material additions to or deletions from such Borrower's Equipment; and

     (f) if any condition or event shall occur after the Closing Date which the Required Banks determine has had a Material Adverse Effect, upon the request of Agent, promptly take such action as is necessary to comply with the federal Assignment of Claims Act and any other applicable law with respect to collateral consisting of any Accounts with respect to which the

Account Debtor is the United States of America or any Governmental Authority or any business which is located in a foreign country; and

     (g) upon request of Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Agent may require, including, without limitation, financing statements, so as to completely vest in and ensure to Agent and the Banks their respective rights hereunder and in or to the Collateral.

Each Borrower hereby authorizes Agent, on behalf of the Banks, to file financing statements with respect to the Collateral. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of any Borrower, such Borrower shall, upon request of Agent, (i) execute and deliver to Agent a short form security agreement, in the form and substance acceptable to Agent, and (ii) deliver such certificate or application to Agent and cause the interest of Agent, for the benefit of the Banks, to be properly noted thereon. Each Borrower hereby authorizes Agent or Agent's designated agent (but without obligation by Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default), and Borrowers shall promptly repay, reimburse, and indemnify Agent and the Banks for any and all Related Expenses. If any Borrower fails to keep and maintain its Equipment in good operating condition, Agent may (but shall not be required to) so maintain or repair all or any part of such Borrower's Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor; Agent may, at its option, debit Related Expenses directly to the Revolving Credit Notes or any other Notes.

     Section 5.23. Restrictive Agreements. Except as set forth in this Agreement; Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to any Borrower,
(b) make, directly or indirectly, loans or advances or capital contributions to any Borrower, or (c) transfer or encumber, directly or indirectly, any of the properties or assets of such Subsidiary to any Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company, or capital leases of a Company, to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or, as permitted in Section 5.8(b) hereof, lease.

     Section 5.24. Other Covenants. In the event that any Borrower shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein shall be more restrictive than the covenants set forth herein, then Borrowers shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

     Section 5.25. Amendment of Organizational Documents. No Company shall amend its Organizational Documents without the prior written consent of Agent.

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

     Section 5.26. Interest Rate Protection. At the option of Borrowers, Borrowers may obtain Interest Rate Protection with respect to Borrowers' Indebtedness.

     Section 5.27. Federal Assignment of Claims Act. If any condition or event shall occur after the Closing Date which the Required Banks determine has had a Material Adverse Effect, upon the request of Agent, Borrowers shall promptly take such action as is necessary to comply with the federal Assignment of Claims Act with respect to any contract between any Borrower and any Governmental Authority which can reasonably be expected to exceed $1,000,000 in revenues per annum.

     Section 5.28. Department of Defense Account. Borrowers shall only deposit in the Department of Defense Account funds of the United States Department of Defense that are required to be maintained in a segregated demand deposit account.

                              ARTICLE VI. SECURITY

     Section 6.1. Security Interest in Collateral. In consideration of and as security for the full and complete payment of all of the Secured Debt, each Borrower hereby grants to Agent, for the benefit of the Banks, a security interest in and an assignment of the Collateral.

     Section 6.2. Collections and Receipt of Proceeds by Borrowers. Prior to exercise by Agent and the Banks of their rights under Article IX of this Agreement, both (a) the lawful collection and enforcement of all of such Borrower's Accounts, and (b) the lawful receipt and retention by each Borrower of all Proceeds of all of such Borrower's Accounts and Inventory shall be as agent of the Banks. If any condition or event shall occur after the Closing Date which the Required Banks determine has had a Material Adverse Effect, upon written direction to Borrowers from Agent, a Cash Collateral Account shall be opened by Borrowers at the main office of Agent in Cleveland, Ohio, and all such lawful collections of each Borrower's Accounts and such Proceeds of each Borrower's Accounts and Inventory shall be remitted daily by such Borrower to Agent in the form in which they are received by such Borrower, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrowers from Agent, no Borrower shall commingle such collections or Proceeds with any of such Borrower's other funds or property or the funds or property of any other Borrower, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent, for the benefit of the Banks. In such case, Agent may, in its sole discretion, and shall, at the request of the Required Banks, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Notes, or (ii) any other Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by any Borrower with Agent or with any other Bank, and, in any event, retain the same and such Borrower's interest therein as additional security for the Secured Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrowers for use in the business of the Borrowers. The balance in the

Cash Collateral Account may be withdrawn by Borrowers upon termination of this Agreement and payment in full of all of the Secured Debt. If any condition or event shall occur after the Closing Date which the Required Banks determine has had a Material Adverse Effect, at Agent's direction, each Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of Agent's customary lock box agreement.

     Agent, or Agent's designated agent, is hereby constituted and appointed as each Borrower's attorney-in-fact with authority and power to endorse, any and all instruments, documents, and chattel paper upon such Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Debt is paid, (b) exercisable by Agent at any time during which a Cash Collateral Account or lockbox is being maintained pursuant to this Section 6.2 and without any request upon such Borrower by Agent to so endorse, and (c) exercisable in Agent's name or such Borrower's name. Each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Agent and the Banks shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

     Section 6.3. Collections and Receipt of Proceeds by Agent. Each Borrower hereby constitutes and appoints Agent, or Agent's designated agent, as such Borrower's attorney-in-fact to exercise, at any time after the occurrence of a condition or event which the Required Banks determine has had a Material Adverse Effect, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the
Debt:

     (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of Agent or such Borrower, any and all of such Borrower's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral;

     (b) to transmit to Account Debtors, on any or all of such Borrower's Accounts, notice of assignment to Agent for the benefit of the Banks thereof and Agent's, for the benefit of the Banks, security interest therein and to request from such Account Debtors at any time, in the name of Agent or such Borrower, information concerning such Borrower's Accounts and the amounts owing thereon;

     (c) to transmit to purchasers of any or all of such Borrower's Inventory, notice of Agent's security interest therein, and to request from such purchasers at any time, in the name of Agent or such Borrower, information concerning such Borrower's Inventory and the amounts owing thereon by such purchasers;

     (d) to notify and require Account Debtors on such Borrower's Accounts and purchasers of such Borrower's Inventory to make payment of their indebtedness directly to Agent;

     (e) to take or bring, in the name of Agent or such Borrower, all steps, actions, suits, or proceedings deemed by Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

     (f) to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into such Borrower's Cash Collateral Account or, at the option of Agent, to apply them as a payment against any Note or Notes or any other Debt.

     Section 6.4. Use of Inventory and Equipment. Until an Event of Default shall occur, each Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on such Borrower's business.

                   ARTICLE VII. REPRESENTATIONS AND WARRANTIES

     Section 7.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions set forth opposite its name on Schedule 7.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.
Schedule 7.1 hereto sets forth each Subsidiary of a Borrower (and whether such Subsidiary is a Dormant Subsidiary) and each Person that is an owner of a Borrower's stock (other than the owners of the stock of MTCT), its state of formation, its relationship to each Borrower, including the percentage of each class of stock owned by a Company, the location of its chief executive offices and its principal place of business. Each Borrower owns all of the capital stock of each of its Subsidiaries.

     Section 7.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any material breach in any of the provisions of, or constitute a material default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

     Section 7.3. Compliance with Laws. Each Company:

     (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

     (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

     (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

     Section 7.4. Litigation and Administrative Proceedings. Except as set forth on Schedule 7.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, or (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

     Section 7.5. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

     Section 7.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Agent for the benefit of the Banks;
(b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Agent for the benefit of the Banks; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Agent, for the benefit of the Banks, except for Liens permitted by Section 5.9 hereof. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agent and the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

     Section 7.7. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for

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taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

     Section 7.8. Environmental Laws. Each Company is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 7.8, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person or otherwise.

     Section 7.9. Location. The Companies have places of business or maintain their Inventory and Equipment at the locations set forth on Schedule 7.9 hereto. Each Company's chief executive office is set forth on Schedule 7.9 hereto.

     Section 7.10. Continued Business. There exists no actual, pending, or, to each Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

     Section 7.11. Employee Benefits Plans. Schedule 7.11 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be

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made within the "remedial amendment period" available under Code Section 401(b)
(as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code
Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), subject to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

     Section 7.12. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance by any Company of any of the Loan Documents, that has not already been obtained or completed.

     Section 7.13. Solvency. Each Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to Agent and the Banks. No Borrower is insolvent as defined in any applicable state, federal or relevant foreign statute, nor will such Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     Section 7.14. Financial Statements. The Consolidated financial statements of MTCT for the fiscal year ended December 31, 2001 and the unaudited Consolidated financial statements of MTCT for the fiscal quarter ended September 30, 2002, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures.

     Section 7.15. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). The use of the proceeds of the Loans will not violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

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     Section 7.16. Intellectual Property. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

     Section 7.17. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.
Schedule 7.17 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

     Section 7.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrowers, there is no known fact that any Company has not disclosed to Agent and the Banks that has or is likely to have a Material Adverse Effect.

     Section 7.19. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VIII. EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default hereunder:

     Section 8.1. Payments. If the principal of or interest on any Note or any commitment or other fee shall not be paid in full when due and payable.

     Section 8.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.19, 5.20 or 5.23
hereof.

     Section 8.3. Other Covenants. If a Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to a Borrower by Agent or the Required Banks that the specified Default is to be remedied.

     Section 8.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to Agent or the Banks or any thereof or any other holder of any Note, shall be false or erroneous and relates to a condition or event which the Required Banks have determined has had a Material Adverse Effect.

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     Section 8.5. Cross Default. If any Company shall default in the payment of any principal or interest due and owing upon any other obligation for borrowed money or under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation for borrowed money is created or in any Material Indebtedness Agreement, as the case may be, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

     Section 8.6. ERISA Default. The occurrence of one or more ERISA Events that
(a) the Required Banks determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

     Section 8.7. Change in Control. If any Change in Control shall occur.

     Section 8.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

     Section 8.9. Material Adverse Effect. There shall have occurred any condition or event that the Required Banks determine has had a Material Adverse Effect.

     Section 8.10. Validity of Loan Documents. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

     Section 8.11. Solvency. If any Company (other than a Dormant Subsidiary) or any Credit Party shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due,
(c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of an interim receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing,
(f) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or

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seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit or to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, (h) have an administrative receiver appointed over the whole or substantially the whole of its assets, (i) take, or omit to take, any action in order thereby to effect any of the foregoing, or (j) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                        ARTICLE IX. REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere,

     Section 9.1. Optional Defaults. If any Event of Default referred to in
Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur,
Agent may, with the consent of the Required Banks, and shall, at the request of the Required Banks, give written notice to Borrowers, to:

     (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan, and/or

     (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrowers.

     Section 9.2. Automatic Defaults. If any Event of Default referred to in
Section 8.11 hereof shall occur:

     (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, and

     (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrowers.

     Section 9.3. [RESERVED]

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     Section 9.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 9.1 or 9.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrowers to such Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 2.4(c) or 9.4 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Bank (including, without limitation, by branches and agencies or any affiliate of such Bank) to or for the credit or account of any Borrower or Guarantor of Payment, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

     Section 9.5. Equalization Provision. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except as to Swing Loans prior to Agent's giving of notice to participate and except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of any Borrower on any indebtedness owing by any Borrower to that Bank (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise) it will apply such payment first to any and all Debt owing by such Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of such Borrower in the amount of such participation.

     Section 9.6. Collateral. Upon the occurrence of an Event of Default and at all times thereafter, Agent, on behalf of the Required Banks, shall have the rights and remedies of a secured party under the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by any Borrower or otherwise provided in law or equity. Agent may require Borrowers to assemble the Collateral, which Borrowers agree to do, and make it available to Agent and the Banks at a reasonably convenient place to be designated by Agent. Agent may, with or without notice to or demand upon Borrowers and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or

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

damage caused thereby to Borrowers. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrowers personally or any other Person or property, all of which Borrowers hereby waive, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrowers or to any other Person in the case of any sale of Collateral that Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Agent shall give Borrowers not fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrowers waive advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waive notice of any kind in respect of any such sale. At any such public sale, Agent or the Banks may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrowers hereby waive and release. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrowers, and Borrowers shall remain liable for any deficiency. In addition, Agent shall at all times have the right to obtain appraisals of Borrowers or the Collateral, the cost of which shall be paid by Borrowers.

     Section 9.7. Other Remedies. The remedies in this Article IX are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Banks may be entitled. Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Banks and no Bank shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

                              ARTICLE X. THE AGENT

     The Banks authorize National City Bank and National City Bank hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

     Section 10.1. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, or be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any

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

obligation to any of the Banks to ascertain or to inquire as to the performance or observance or any of the terms, covenants or conditions hereof or thereof on the part of Borrowers, or the financial condition of Borrowers, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

     Section 10.2. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form and substance satisfactory to Agent.

     Section 10.3. Consultation with Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

     Section 10.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 10.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate.

     Section 10.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Bank in writing that such Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by a Borrower pursuant to
Section 5.14 hereof.

     Section 10.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

     Section 10.8. Default Notices. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct

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and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

     Section 10.9. Indemnification of Agent. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document.

     Section 10.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Administrative Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

                            ARTICLE XI. MISCELLANEOUS

     Section 11.1. Banks' Independent Investigation. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.

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     Section 11.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

     Section 11.3. Amendments, Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder (except as specified in Section 2.11(b) hereof), (b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement,
(e) the release of any Borrower or Guarantor of Payment or of any collateral in excess of Fifty Thousand Dollars ($50,000) securing the Debt or any part thereof, or (f) any amendment to this Section 11.3 or Section 9.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall be forwarded by Agent to all of the Banks.

     Section 11.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made (i) when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or (ii) when sent by facsimile with telephonic confirmation of receipt, except that notices from a Borrower to Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by Agent or the Banks, as the case may be.

     Section 11.5. Costs, Expenses and Taxes. Borrowers agree to pay on demand all reasonable costs and expenses of Agent, including but not limited to, (a) Related Expenses, (b) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (c) extraordinary expenses of Agent in connection with the administration of the Loan

Documents and the other instruments and documents to be delivered hereunder, and
(d) the fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrowers also agree to pay on demand all reasonable costs and expenses of Agent and the Banks, including attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     Section 11.6. Indemnification. Each Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments and suits of any kind or nature whatsoever (together with all reasonable costs and expenses, including attorneys' fees, and disbursements, incurred or made by Agent or any Bank in relation thereto) that may be imposed on, incurred by or asserted against Agent or any Bank, or any affiliate thereof, in connection with
(a) any investigative, administrative or judicial proceeding (whether or not Agent or such Bank, or any affiliate thereof, shall be designated a party thereto), or (b) any claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or its Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section 11.6 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

     Section 11.7. Obligations Several; No Fiduciary Obligations. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute Agent or the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrowers, Agent and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Bank shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

     Section 11.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 11.9. Binding Effect; Borrowers' Assignment. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and each Bank and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent and each of the

Banks and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

     Section 11.10. Bank Assignments.

     (a) Assignments of Commitments. Each Bank shall have the right at any time or times to assign to an Eligible Transferee (other than to a Bank that shall not be in compliance with this Agreement or to a Borrower or an Affiliate of a Company), without recourse, all or a percentage of all of the following: (i) such Bank's Commitment, (ii) all Loans made by that Bank, (iii) such Bank's Notes, and (iv) such Bank's interest in any Swing Loan, and any participation purchased pursuant to Section 2.4(c) or 9.5 hereof.

     (b) Prior Consent. No assignment may be consummated pursuant to this
Section 11.10 without the prior written consent of Administrative Borrower and Agent (other than an assignment by any Bank to another Bank or to any affiliate of such Bank which affiliate is either wholly-owned by a Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Administrative Borrowers and Agent shall not be unreasonably withheld; provided, however, that, Administrative Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.

     (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein, or the entire amount of the assignor's Commitment and interest herein.

     (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

     (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to Administrative Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

     (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrowers) either (A) U.S. Internal Revenue Service Form W-8ECI or W-8BEN or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrowers) to provide to the assignor Bank (and, in the case of any assignee registered in the Register, to Agent and Borrowers) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (g) Deliveries by Borrowers. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, Borrowers shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrowers in connection with the Assignment Agreement, and (ii) to the assignee and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrowers marked "replaced".

     (h) Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (ii) the Assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank", and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

     (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and Borrowers, Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.11. Sale of Participations. Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees or an affiliate of such Bank (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other

Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note held by
it); provided, that:

     (a) any such Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged;

     (b) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations;

     (c) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents;

     (d) such Participant shall be bound by the provisions of Section 9.5 hereof, and the Bank selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

     (e) no Participant (unless such Participant is itself a Bank) shall be entitled to require such Bank to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Bank may agree with such Participant that such Bank will not, without such Participant's consent, take action of the type described as follows:

          (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

          (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

Borrowers agree that any Bank that sells participations pursuant to this Section
11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrowers shall not increase as a result of such transfer and Borrowers shall have no obligation to any Participant.

     Section 11.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

     Section 11.13. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     Section 11.14. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     Section 11.15. Governing Law; Submission to Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. The parties hereto each agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

     Section 11.16. JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH BANK, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                   [Remainder of page is intentionally blank.]

     Executed and delivered as of the date first set forth above in Dayton, Ohio.

Address: 4032 Linden Avenue                    MTC TECHNOLOGIES INC.
         Dayton, OH 45432
         Attention: David Gutridge
         Fax: (937) 252-8240                   By: /s/ David S.Gutridge
                                                   -----------------------------
                                               Name: David S.Gutridge
                                               Title: EVP/Secretary/CFO


Address: 4032 Linden Avenue                    MODERN TECHNOLOGIES CORP.
         Dayton, OH 45432
         Attention: David Gutridge
         Fax: (937) 252-8240                   By: /s/ David S.Gutridge
                                                   -----------------------------
                                               Name: David S.Gutridge
                                               Title: Secretary/CFO


Address: 629 Euclid Avenue                     NATIONAL CITY BANK
         LOC. 01-3034                             as Agent and as a Bank
         Cleveland, Ohio 44114
         Attention: Capital Markets Division
         -Loan Syndications                    By: /s/ Neal J. Hinker
         Fax: (216) 222-7079                       -----------------------------
                                               Name: Neal J. Hinker
                                               Title: Senior Vice President


Address: 34 North Main Street                  KEYBANK NATIONAL ASSOCIATION
         Dayton Ohio 45402
         Attention: Michael Dunlavey
         Fax: (937) 586-7695                   By: /s/ R. Michael Dunlavey
                                                   -----------------------------
                                               Name: R. Michael Dunlavey
                                               Title: Vice President


Address: 110 North Main Street                 FIFTH THIRD BANK
         Dayton OH 45402
         Attention: Douglas Kimes
         Fax: (937) 227-3027                   By: /s/ Douglas A. Kimes
                                                   -----------------------------
                                               Name: Douglas A. Kimes
                                               Title: AVP


Address: 200 West Second Street                BRANCH BANKING AND TRUST
         16th Floor                            COMPANY
         Winston-Salem, North Carolina
         27101
         Attention: Roberts Bass               By: /s/ Roberts Bass
         Fax: (336) 733-2740                       -----------------------------
                                               Name: /s/ Roberts Bass
                                               Title: Senior Vice President

                                   SCHEDULE 1

                                                     REVOLVING
                                                      CREDIT
                                     COMMITMENT     COMMITMENT
BANKING INSTITUTIONS                 PERCENTAGE       AMOUNT      MAXIMUM AMOUNT
------------------------          ---------------   -----------   --------------
National City Bank                    31.4285%      $11,000,000    $11,000,000
KeyBank National
   Association                        22.8571%      $ 8,000,000    $ 8,000,000
Fifth Third Bank                      22.8571%      $ 8,000,000    $ 8,000,000
Branch Banking and Trust
   Company                            22.8571%      $ 8,000,000    $ 8,000,000
                                      -------       -----------    -----------
Total Commitment Amount                   100%      $35,000,000    $35,000,000
                                      =======       ===========    ===========
                                  (approximately)

                                   SCHEDULE 2

                              GUARANTORS OF PAYMENT

                  Amcomp Corporation, a California corporation

                                  SCHEDULE 5.8

                                  Indebtedness

None.

                                  SCHEDULE 5.9

                                      Liens

Filings against Modern Technologies Corp.

Secured Party                  Jurisdiction        File No.      Filing Date   Collateral/Comments
---------------------------   ---------------   --------------   -----------   -------------------
National City Leasing Corp.   OH SOS            AM08656           08-15-95     Leased Equipment
                                                20010110024       08-17-00     continuation

National City Leasing Corp.   Montgomery Cty.   F9511068          08-28-95     Leased Equipment
                                                CFSS-00-073397    07-25-00     continuation

National City Leasing Corp.   OH SOS            AM21285           10-12-95     Leased Equipment
                                                20002710036       09-13-00     continuation

Provident Commercial Group    Montgomery Cty.   F9513270          10-16-95     Leased Equipment
                                                CFSN-00-080933    08-15-00     continuation

Provident Commercial Group    OH SOS            AM38057           12-22-95     Leased Equipment
                                                20003050242       09-18-00     continuation

Provident Commercial Group    Montgomery Cty.   F9600337          01-08-96     Leased Equipment
                                                CFSN-00-094176    09-15-00     continuation

Provident Commercial Group    OH SOS            AM56312           03-12-96     Leased Equipment
                                                20010640208       02-21-01     continuation

Provident Commercial Group    Montgomery Cty.   F9603637          03-19-96     Leased Equipment
                                                CFSN-01-002773    01-09-01     continuation

Provident Commercial Group    OH SOS            AM97002           08-21-96     Leased Equipment
                                                20011090828       02-21-01     continuation

Provident Commercial Group    Montgomery Cty.   F9610789          08-23-96     Leased Equipment
                                                CFSN-01-071119    06-22-01     continuation

National City Leasing Corp.   OH SOS            AP0030170         03-04-98     Leased Equipment
                                                20023240272       11-18-02     continuation

National City Leasing Corp.   Montgomery Cty.   F9802517          03-02-98     Leased Equipment

CNC Associates, Inc.          OH SOS            AP0091160         10-08-98     Leased Equipment

NMHG Financial Services       OH SOS            AP0162932         06-30-99     Leased Forklift

NMHG Financial Services       Montgomery Cty.   99-069862         06-28-99     Leased Forklift

Toyota Motor Credit Corp.     OH SOS            AP0170883         07-26-99     Leased Forklift

Toyota Motor Credit Corp.     Montgomery Cty.   99-088896         08-10-99     Leased Forklift

Provident Commercial Group    OH SOS            AP328980          03-05-01     Leased Equipment

Secured Party                   Jurisdiction        File No.      Filing Date   Collateral/Comments
----------------------------   ---------------   --------------   -----------   -------------------
Toyota Motor Credit Corp.      OH SOS            OH00035165009     06-13-01     Leased Forklift

Toyota Motor Credit Corp.      Montgomery Cty.   FS/S-01-066258    06-13-01     Leased Forklift

Toyota Motor Credit Corp.      OH SOS            OH00036812881     08-03-01     Leased Forklift

Heartland Business Credit      OH SOS            OH00042643870     12-12-01     Leased Equipment

National City Leasing Corp.    OH SOS            OH00048880424     05-06-02     Leased Equipment

National City Leasing Corp.    OH SOS            OH00048880868     05-06-02     Leased Equipment

New England Copy Specialists   MA SOC            200214141780      08-14-02     Leased Copier

                                  SCHEDULE 7.1

                                  Subsidiaries

                            State of      Jurisdiction
         Company            Formation    where Qualified
-------------------------   ----------   ---------------
MTC Technologies, Inc.      Delaware     Ohio

Modern Technologies Corp.   Ohio         Alabama
                                         California
                                         Florida
                                         Georgia
                                         Illinois
                                         Massachusetts
                                         Michigan
                                         Nebraska
                                         New Jersey
                                         Oklahoma
                                         Utah
                                         Virginia

AMCOMP Corporation          California   Colorado (in process)

                                                                      Dormant
         Company                    Subsidiary          Ownership   Subsidiary
-------------------------   -------------------------   ---------   ----------
MTC Technologies, Inc.      Modern Technologies Corp.      100%         No

Modern Technologies Corp.   AMCOMP, Inc.                   100%         No

                                 Location of Chief                 Principal Place
        Company                   Executive Office                   of Business
------------------------   ------------------------------   ------------------------------
MTC Technologies, Inc.     4032 Linden Avenue               4032 Linden Avenue
                           Dayton, OH 45432                 Dayton, OH 45432

Modem Technologies Corp.   4032 Linden Avenue               4032 Linden Avenue
                           Dayton, OH 45432                 Dayton, OH 45432

AMCOMP Corporation         23332 Hawthorne Blvd, Ste. 300   23332 Hawthorne Blvd, Ste. 300
                           Torrance, CA 90505               Torrance, CA 90505

                                  SCHEDULE 7.4

                                   Litigation

Bear Steams Merchant Fund Corp. vs. Modern Technologies Corp. and Rajesh K. Soin, Case No. 02 CV 6084 (GEL), United States District, Southern District of New York, filed July 9, 2002. Breach of contract, seeking damages in an amount of at least $2,000,000.

                                  SCHEDULE 7.9

                                    Locations

Modern Technologies Corp.

Cincinnati
2630 Glendale-Milford Rd., Ste. 422
Cincinnati, OH 45241-4834

Cleveland
7530 Lucerne Drive
Islander Two, Ste. 206
Middleburg Hts, OH 44130-6587

Corporate Headquarters
4032 Linden Avenue
Dayton, OH 45432-3006

Detroit
30800 Van Dyke Avenue, Ste. 207
Warren, MI 48093-8704

Evandale
10921 Reed Hartman Hwy #114
Cincinnati, OH 45242-2851

Fort Walton
102 Forsman Drive NW
Ft. Walton Beach, FL 32548-7003

Goldstone
Bldg. G-46, c/o Goldstone DSCC
Ft. Irwin, CA 92310

Hampton Roads
2101 Executive Drive, Tower Box 18
Eighth Floor
Hampton, VA 23666

Hunstville
4717 University Drive, Ste. 99
Huntsville, AL 35816-3460

Lynn
Clocktower Business Center
330 Lynnway, Ste. 108
Lynn, MA 01901-1706

O'Fallon
7 Eagle Center
O'Fallon, IL 62269-1946

Offutt AFB
1321 Galvin Road S.
Bellevue, NE 68005-3709

Ogden
2465 North Main Street, Ste. 12C
Sunset, UT 84015-2430

Oklahoma City
4600 SE 29th, Ste. 704
Del City, OK 73115-3407

Shrewsbury
494 Sycamore Avenue, Ste. 203
Shrewsbury, NJ 07702-4205

Warner Robins
210 Park Drive
Warner Robins, GA 31088-5168

Washington, D.C.
7411 Alban Station Ct., Ste. B 270
Springfield, VA 22150-2317

MTC Technologies, Inc.

Corporate Headquarters
4032 Linden Avenue
Dayton, OH 45432-3006

AMCOMP Corporation

Corporate Headquarters
23332 Hawthorne Blvd, Ste. 300
Torrance, CA 90505

                                  SCHEDULE 7.11

                             Employee Benefits Plans

1. Modern Technologies Corp. Group Benefit Plan, effective July 1, 1989, amended as of January 1, 2001.

2.   Modern Technologies Corp. Lifestyle Life Plan, effective July 1, 1989.

3.   Modern Technologies Corp. Flex Plan, effective July 1, 1997.

4.   Modern Technologies Corp. Employee Welfare Plan, effective December 1,
     1997.

5.   The Corporate Plan for Retirement 100 (AMCOMP 401(k) plan).

                                  SCHEDULE 7.17

                                    Insurance

Insurer                     Coverage Type                             Amount of Coverage
-------                     -------------                             ------------------
Chubb                       Property
                               Blanket Building/Personal Property        $ 1,909,215
                               EDP Hardware                              $ 2,883,296
                               Business Income                           $ 1,740,000
                               Contingent Business Income                $   250,000
                               Earthquake                                $ 5,000,000
                               Flood                                     $ 5,000,000
                               Property on Exhibit                       $     5,000
                               Pollution Cleanup and Removal             $    25,000
                               Valuable Papers Off Site                  $    15,000
                               EDP in transit                            $    50,000
                               Inventory or Appraisals                   $    10,000
                               Loss Prevention Expenses                  $     5,000
                               Blanket Limit                             $   250,000

                            Boiler and Machinery
                               Property Limit                            $ 5,046,337
                               Business Income Limit                     $ 1,740,000

                            Crime
                               Employee Theft Coverage                   $   500,000
                               Depositor's Forgery and Alteration        $   500,000
                               Premises Coverage                         $   500,000
                               Transit Coverage                          $   500,000
                               Computer Theft/Funds Transfer Fraud       $   500,000
                               ERISA Coverage                               Included

                            General Liability
                               General Aggregate                         $ 2,000,000
                               Products/Completed Operations             $ 2,000,000
                               Personal/Advertising Injury               $ 1,000,000
                               Each Occurrence                           $ 1,000,000
                               Fire Damage Limit                         $ 1,000,000
                               Medical Payments                          $ 1,000,000
                               Employee Benefits Liability               $    10,000
                               Aggregate Per Location                    $ 1,000,000

                            Automobile
                               Liability - Combined Single Limit         $ 1,000,000
                               Uninsured Motorist Liability              $ 1,000,000
                               Underinsured Motorist Liability           $ 1,000,000
                               Hired/Non-owned Auto Liability               Included
                               Hired Car Physical Damage                 $    50,000
                               Medical Payments (ea. person)             $     5,000

                            Workers' Compensation
                               Workers' Compensation                       Statutory
                               Employers Liability/Ohio Stop Gap
                                  Per Accident                           $   500,000
                                  Disease (ea. employee)                 $   500,000
                                  Disease (policy limit)                 $   500,000
                               Payroll                                   $30,236,555

                            Umbrella                                     $10,000,000

                            International
                               General Liability
                                  Occurrence                             $ 1,000,000
                                  Products/Completed Operations          $ 1,000,000
                                  Personal/Advertising Injury            $ 1,000,000
                                  Medicine Expenses                      $    10,000
                               Contingent Automobile Liability           $ 1,000,000
                               Hired Auto Physical Damage
                                  Per Accident                           $     1,000
                                  Policy Period                          $    10,000
                               Employer Liability                        $ 1,000,000
                               Repatriation                              $   250,000
                               Personal Property at Unnamed Locations    $    20,000
                               Personal Property in Transit              $    20,000
                               Kidnap/Ransom                             $ 1,000,000
                               Executive Assistance Services             $   250,000

                            U.S. Defense Base Act Coverage
                               Workers' Compensation                        Included
                               Employers Liability
                                  Bodily Injury - Accident               $ 1,000,000
                                  Bodily Injury - Disease/Policy Limit   $ 1,000,000
                                  Bodily Injury - Disease/Ea. Employee   $ 1,000,000
                               Repatriation Expense                      $   250,000

                            Aviation Products
                               Policy Aggregate Limit                    $ 5,000,000
                               Products/Completed Operations             $ 5,000,000
                               Grounding Liability (ea. grounding)       $ 5,000,000

American International      Technology Liability Insurance
   Specialty Lines             Liability (ea. occurrence)                $ 1,000,000
                               Aggregate                                 $ 1,000,000

Genesis Insurance           D&O - Initial Public Offerings (MTC)
   Company                     Limit (claims made)                       $10,000,000

Liberty Mutual              D&O - Initial Public Offerings (MTCT)
   Insurance Company           Limit (claims made)                       $ 5,000,000
                                                                          excess of
                                                                         $10,000,000

Jefferson Pilot                                                          $ 5,000,000
   Financial Officers
   Life Insurance Company

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$_____________________                                              Dayton, Ohio
                                                                January 31, 2003

     FOR VALUE RECEIVED, the undersigned, MTC TECHNOLOGIES, INC., and MODERN TECHNOLOGIES CORP. (collectively, "Borrowers" and, individually, each a "Borrower"), jointly and severally, promise to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______________________ ("Bank") at the main office of NATIONAL CITY BANK, as Agent, as hereinafter defined, 1900 East 9th Street, Cleveland, Ohio 44114-3484, the principal sum of ________________________________________________________________________ DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrowers pursuant to Section 2.2 of the Credit Agreement, whichever is less, in lawful money of the United States of America.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 31, 2003, among Borrowers, the Banks, as defined therein, and National City Bank, as lead arranger and administrative agent for the Banks ("Agent"), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrowers also promise to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.5 of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.5; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrowers agree to pay a late charge of an amount equal to the greater of (a) ten percent (10%) of the amount of such late payment, or (b) Twenty-Five Dollars ($25).

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Borrowers expressly waive presentment, demand, protest and notice of any kind.

     Each of the undersigned, to the extent permitted by law, hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between the undersigned (or any of them) and the holder of this Note arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this Note and the Credit Agreement or the transactions related thereto.

                                      MTC TECHNOLOGIES, INC.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title:____________________________________


                                      MODERN TECHNOLOGIES CORP.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                    EXHIBIT B

                                 SWING LINE NOTE

$3,500,000                                                          Dayton, Ohio
                                                                January 31, 2003

     FOR VALUE RECEIVED, the undersigned, MTC TECHNOLOGIES, INC. and MODERN TECHNOLOGIES CORP. (collectively, "Borrowers" and, individually, each a "Borrower"), jointly and severally, promise to pay to the order of NATIONAL CITY BANK ("Bank") at the main office of NATIONAL CITY BANK, Agent, as hereinafter defined, 1900 East 9th Street, Cleveland, Ohio 44114-3484, the principal sum of

THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Bank to Borrowers pursuant to Section 2.4 of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the applicable Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

     As used herein, "Credit Agreement" means the Credit and Security Agreement dated as of January 31, 2003, among Borrowers, the Banks, as defined therein, and National City Bank, as lead arranger and administrative agent for the Banks ("Agent"), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Borrowers also promise to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.5 of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.5; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The principal sum hereof from time to time and the payments of principal and interest thereon of either hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligation of Borrowers under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrowers agree to pay a late charge of an amount equal to the greater of (a) ten percent (10%) of the amount of such late payment, or (b) Twenty-Five Dollars ($25).

     This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Borrowers expressly waives presentment, demand, protest and notice of any kind.

     Each of the undersigned, to the extent permitted by law, hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between the undersigned (or any of them) and the holder of this Note arising; out of, in connection with, related to, or incidental to the relationship established between them in connection with this Note and the Credit Agreement or the transactions related thereto.

                                      MTC TECHNOLOGIES, INC.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      MODERN TECHNOLOGIES CORP.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                    EXHIBIT C

                                 NOTICE OF LOAN

                                     [Date] _________________________, 20____

National City Bank, as Agent
1900 East 9th Street
Cleveland, Ohio 44114-3484

Attention: _________________

Ladies and Gentlemen:

     The undersigned, MTC TECHNOLOGIES INC., refers to the Credit and Security Agreement, dated as of January 31, 2003, among the undersigned, Modern Technologies Corp., the Banks, as defined therein, and National City Bank, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby request a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.7 of the Credit
Agreement:

     (a)  The Borrower requesting the Loan is  __________________________.

     (b)  The Business Day of the Proposed Loan is _______________, 20___.

     (c)  The amount of the Proposed Loan is $ ____________________.

     (d) The Proposed Loan is to be a Base Rate Loan ______ /LIBOR Loan ____. Swing Loan ______ (Check one.)

     (e) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___,six months ___.
          (Check one.)

     The undersigned hereby certifies on behalf of Borrowers that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

     (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

     (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

     (iii) the conditions set forth in Section 2.7 and Article IV of the Credit Agreement have been satisfied.

                                      Very truly yours,

                                      MTC TECHNOLOGIES, INC.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                    For Fiscal Quarter ended ___________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     (1) I am the duly elected [Chief Executive Officer] [President] [Chief Financial Officer] [Vice President - Controller] [Treasurer] of MTC TECHNOLOGIES, INC. ("Administrative Borrower");

     (2) I am familiar with the terms of that certain Credit and Security Agreement, dated as of January 31, 2003, among MTC Technologies, Inc., Modern Technologies Corp., the Banks, as defined therein, and National City Bank, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Companies during the accounting period covered by the attached financial statements;

     (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

     (4) To my knowledge, the representations and warranties made by Borrowers contained in each Loan Document are true and correct as though made on and as of the date hereof; and

     (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

     IN WITNESS WHEREOF, I have signed this certificate the ____ day of _____________, 20___.

                                      __________________________________________
                                      [Name, Title]

                                    EXHIBIT E

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between TYPE ASSIGNOR NAME HERE (the "Assignor") and TYPE ASSIGNEE NAME HERE (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:               NATIONAL CITY BANK

2.   Assignee:               TYPE ASSIGNEE NAME HERE

3.   Borrowers:              MTC TECHNOLOGIES, INC.; MODERN TECHNOLOGIES CORP.

4.   Administrative Agent:   National City Bank, as the administrative agent
                             under the Credit Agreement

5.   Credit Agreement:       Credit and Security  Agreement, dated as of
                             January 31, 2003, among MTC Technologies, Inc.,
                             Modern Technologies Corp., the Banks, as defined therein, and National City Bank, as Agent

6.   Assigned Interest:

----------------------------------------------------------------------------------------------
                   Aggregate Amount of
FACILITY        Commitment Loans for all   Amount of Commitment/Loans   Percentage Assigned of
ASSIGNED                Lenders*                   Assigned *              Commitment/Loans
----------------------------------------------------------------------------------------------
FACILITY TYPE            AMOUNT                 TYPE AMOUNT HERE           TYPE PERCENT HERE
----------------------------------------------------------------------------------------------
                          $0.00                       $0.00                  0.0000000000%
----------------------------------------------------------------------------------------------
                          $0.00                       $0.00                  0.0000000000%
----------------------------------------------------------------------------------------------

----------
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the trade date and the effective date

7.   Trade Date: TYPE TRADE DATE HERE

8.   Effective Date: TYPE EFFECTIVE DATE HERE.

The terms set forth in this Assignment and Assumption are hereby agreed to:

NATIONAL CITY BANK                       TYPE ASSIGNEE NAME HERE
   as Assignor                           By: TYPE PORTFOLIO MANAGER HERE


By:___________________________________       By:________________________________
   Name:                                        Name:
   Title:                                       Title:


Consented to and Accepted:

NATIONAL CITY BANK,
   as Administrative Agent


By:___________________________________
          Laura McGrath
          Senior Vice President

                                     ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1.   Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not a United States person (as such term is detailed in section 7701(a)(30) of the Code for federal income tax purposes, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio, without regard to its conflicts of laws principles.

                                    EXHIBIT F

                              REQUEST FOR EXTENSION

                                                      [__________________ , 2003

National City Bank, as Agent
1900 East 9t Street
Cleveland, Ohio 44114-3484,
Attention: ________________

Ladies and Gentlemen:

     The undersigned, MTC TECHNOLOGIES INC., refers to the Credit and Security Agreement, dated as of January 31, 2003, among the undersigned, Modern Technologies Corp., the Banks, as defined therein, and National City Bank, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, pursuant to Section 2.15 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by Section 2.15 of the Credit Agreement.

     The undersigned hereby requests Agent and the Banks to extend the Commitment Period from _____________________, 200__ to _________________, 200__.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (a) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (b) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes a Default or an Event of Default; and (c) the conditions set forth in Section 2.15 and Article IV of the Credit Agreement have been satisfied.

                                      Very truly yours,

                                      MTC TECHNOLOGIES, INC.


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________